[Exhibit 10(a)(12)]

                            EMPLOYMENT AGREEMENT

         Agreement, made and entered into as of the 1st day of March, 1995, by and between Vanguard Cellular Systems, Inc., a North
Carolina corporation (the "Company"), and STEPHEN R. LEEOLOU (the
"Employee").
                            W I T N E S S E T H:
         WHEREAS, the Company desires to assure the continuing services of the Employee, the Employee desires to continue employment with the Company, and each desires to enter into an agreement embodying the terms of such employment;
         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:
         1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, for the term set forth in paragraph 2 below, in the position and with the duties and responsibilities set forth in paragraph 3 below, and upon the other terms and conditions hereinafter stated.
         2. Term. The term of this Agreement shall commence as of the date hereof, and unless otherwise terminated as hereinafter provided, shall continue for an initial term of three years and from year to year thereafter until terminated by either party. The
Agreement may be terminated at the end of the initial term or at the end of any subsequent year (a "Termination Date") by written notice by either party to the other, given not less than one year nor more than 15 months prior to the Termination Date reflected in such notice.
         3. Duties; Position. The Employee is engaged as Executive Vice President, and Chief Operating Officer and Secretary of the Company.
The Employee shall be responsible for such duties as are commensurate with his office that may from time to time be assigned to the Employee by the Company's Board of Directors.
         4. Compensation. In consideration of the services to be rendered by the Employee to the Company and in consideration of the Employee's other covenants hereunder, the Employee will receive an initial base salary at the rate of $340,200 (such salary as it may be increased from time to time being hereafter referred to as "Base Salary"), payable at such intervals as may be established by the Company from time to time for salary payments to its senior management employees. The Employee shall receive such increases in his Base Salary as the Board of Directors of the Company may from time to time approve in its discretion, provided, however, that the Employee's Base Salary will be reviewed not less often than annually.
No decreases in Base Salary may be effected without the written consent of the Employee. The Employee shall also be eligible to receive such bonuses as the Board of Directors may, in its discretion, deem appropriate, from time to time.
         5. Long-Term Incentive Compensation. The Company has established the Executive Officer Long-Term Incentive Compensation
Plan, which, by its terms, is binding on the Company and continues until 1998. The Employee is a participant in that Plan.
         6. Employee Benefits. The Employee will be entitled to participate, in accordance with the provisions thereof, in any employee benefit plans and programs made available by the Company to its executive management employees generally and the Company agrees to continue, in a form no less favorable to the Employee, those benefits currently in effect.
         7. Business Expense Reimbursements. During the period of his employment under this Agreement, the Employee will be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by him in performing his duties hereunder upon presentation by the Employee, from time to time, of an itemized account of such expenses and appropriate documentation therefor.
         8.  Termination of Employment.
         (a) Death. In the event of the death of the Employee during his employment under this Agreement, the following payments shall be made to the Employee's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the
Employee: (i) the Employee's Base Salary shall be continued for a period of one year following the date of his death, and (ii) such bonuses and incentive compensation as shall have been earned by the Employee and not paid to him at the time of his death. Any other rights and benefits the Employee's estate or any other person may have under employee benefit plans and programs of the Company in the event of the Employee's death shall be determined in accordance with the terms of such plans and programs.
         (b) Disability. In the event of the disability of the Employee during his employment under this Agreement (a "Disability"), the Employee's Base Salary will be continued for a period of one year following occurrence of the Disability or until commencement of payments to the Employee equal to not less than 60% of the Employee's
Base Salary under the terms of disability insurance provided by the Company for the benefit of the Employee, whichever first occurs. For purposes of this Agreement, "Disability" shall mean the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of the Employee to perform his customary or other comparable duties with the Company. In the event the parties are unable to agree as to whether the Employee is suffering a Disability, the Employee and the Company shall each select a physician and the two physicians so chosen shall make the determination or, if they are unable to agree, they shall select a third physician, and the determination as to whether the Employee is suffering a Disability shall be based upon the determination of a majority of the three physicians. Any other rights and benefits the Employee may have under employee benefit plans and programs of the Company generally in the event of the Employee's disability shall be determined in accordance with the terms of such plans and programs.
         (c) Termination for Cause. Nothing herein shall prevent the Company from terminating the Employee's employment at any time for Cause (as hereinafter defined). Upon termination for Cause, the Employee shall receive his Base Salary only through the date of termination, and neither the Employee nor any other person shall be entitled to any further payments from the Company, for salary, unpaid bonuses or any other amounts. Any rights and benefits the Employee may have under employee benefit plans and programs of the Company generally following a termination of the Employee's employment for Cause shall be determined in accordance with the terms of such plans and programs. For purposes of this Agreement, termination for Cause shall mean termination due to (i) continued willful or gross neglect of duties for 30 days following receipt by the Employee of one or more written warnings from the Board of Directors of the Company specifying in detail the duties neglected, (ii) incapacity due to continuing alcohol or drug addiction, (iii) continued intentional refusal to perform the duties for which employed 30 days following receipt by the Employee of one or more written warnings from the Board of Directors of the Company specifying in detail the Employee's misconduct, (iv) fraud or embezzlement committed against the Company, or (v) the Employee's conviction for a felony.
         (d) Termination Other Than For Cause. The Company may terminate the Employee's employment under this Agreement at any time upon written notice to the Employee for whatever reason it deems appropriate, or for no reason. In the event such termination by the Company occurs prior to a "change in control" (as hereafter defined) and is not due to disability as provided in paragraph 8(b) above or for Cause as provided in paragraph 8(c) above, the Employee shall be entitled to the continuation of payment of his Base Salary, at the rate in effect at the time of such termination, and to all other benefits to which he is then entitled hereunder or as an employee of the Company, including, without limitation, the Executive Officer Long-Term Incentive Compensation Plan. If such termination occurs following a "change in control," the provisions of paragraph 8(e) shall govern in lieu of this paragraph with respect to the amounts payable to the Employee. In the event of a termination under this paragraph 8(d) or under paragraph 8(e), the Employee shall be under no obligation to attempt to mitigate the obligations of the Employee hereunder by seeking other employment, nor will any income from any other source be offset against any amounts due hereunder, and the Employee shall be deemed to have earned the maximum amount payable to him under the Executive Officer Long-Term Incentive Compensation Plan to the extent such amounts relate to periods within the term of this Agreement with all performance goals thereunder having been deemed to have been satisfied, which amounts shall be paid to him under that Plan as if his employment had continued.
         (e) Change in Position or Employment Conditions; Termination Other Than for Cause Following a Change in Control. The Employee may terminate his employment immediately upon written notice to the Company upon the occurrence, following a "change in control" of the Company, of any one of the following events: (i) his authority and/or responsibility are substantially reduced, without his consent, below that described in paragraph 3, (ii) the Employee is required to change his residence or principal place of business from Greensboro, North Carolina, or (iii) the travel obligations of the Employee are, without his consent, increased materially above those in effect on the date of this Agreement. If the Employee's employment is terminated pursuant to this paragraph 8(e) or if the Employee's employment is terminated pursuant to paragraph 8(d) following a change in control, the Employee shall be entitled to receive an amount equal a severance payment in an amount equal to his average annual total cash compensation for the immediately preceding five fiscal years of the Company, multiplied by 2.99 (the "Severance
Payment"). Upon entitlement, the Severance Payment will be payable in cash or by certified check within thirty (30) days following termination of the Employee's employment. Notwithstanding anything to the contrary contained herein, in the event that any portion of the Severance Payment received or to be received by the Employee, together with any other payments received by him, whether paid or payable pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company or any other person or entity, would not be deductible in whole or in part by the Company in the calculation of its federal income tax by reason of Section 280G of the Internal Revenue Code or would cause, either directly or indirectly, an "excess parachute payment" to exist within the meaning of said Section 280G, the Severance Payment payable shall be reduced until no portion of the Severance Payment would fail to be deductible by reason of being an "excess parachute payment." In the event that any dispute arises as to whether an "excess parachute payment" exists, the appropriate calculations shall be made by the Company's regularly employed independent public auditors and delivered to the Employee in writing within 30 days following the date for payment of the Severance Payment, and the Company will warrant to the Employee the accuracy of the calculations and the information on which they are based.
         For purposes of this paragraph 8(e), a "change of control" shall be deemed to have occurred upon the occurrence of any of the following events:
             (i) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or
             (ii) Individuals who are "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors; or
             (iii) The Board of Directors shall approve a sale of all or substantially all of the assets of the Company; or
             (iv) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company the consummation of which would result in the occurrence of any event described in clause (i) or (ii) above. For purposes of the foregoing, "Continuing Directors" shall mean
(i) the directors of the Company in office on the date hereof and
(ii) any successor to any such director (and any additional director) who after the date hereof (y) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (z) who is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors.
         9.  Covenants Not To Compete.
         (a) The Employee hereby promises and agrees that during the term of this Agreement or for a period of one year following the termination of his employment with the Company, whichever later occurs:
             (i) He will not, directly or indirectly, own any interest in, manage, operate, control, be employed by, render consulting or advisory services to, or participate in or be connected with the management or control of any business that is then engaged in the operation of a cellular telephone system (or any competitive communication system then operated by the Company) in competition with the Company in the Territory;
             (ii) He will not, directly or indirectly, influence or attempt to influence any customer of the Company to discontinue its use of the Company's services or to divert such business to any other person, firm or corporation;
             (iii) He will not, directly or indirectly, interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any of its respective suppliers, principals, distributors, lessors or licensors; and
             (iv) He will not, directly or indirectly, solicit any employee of the Company, whose base annual salary at the time of the Employee's termination was $30,000 or more, to work for any person, firm or corporation.
         (b) It is the desire and intent of the parties that the provisions of paragraph 9(a) shall be enforced to the fullest extent permitted under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of paragraph 9(a) shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of that portion in the particular jurisdiction in which such adjudication is made, and all other portions shall continue in full force and effect.
         (c) It is expressly agreed that the provisions and covenants in this paragraph 9 shall not apply and shall be of no force or effect in the event that the Company fails to honor its obligations hereunder.
         (d) For purposes of this Section 9, the "Territory" shall mean any geographic area in which the Company or any subsidiary of the Company is operating a cellular telephone system immediately prior to a "change in control" as defined in paragraph 8(e) of this Agreement.
         10. Injunctive Relief. The Employee acknowledges and agrees that the Company would suffer irreparable injury in the event of a breach by him of any of the provisions of paragraph 8 of this Agreement and that the Company shall be entitled to an injunction restraining him from any breach or threatened breach thereof.
Nothing herein shall be construed, however, as prohibiting the Company from pursuing any other remedies at law or in equity which it may have for any such breach or threatened breach of any provision of paragraph 8 hereof, including the recovery of damages from the Employee.
         11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Employee and his personal representatives, estate and heirs and to the Company and its successors and assigns, including without limitation any corporation or other entity to which the Company may transfer all or substantially all of its assets and business (by operation of law or otherwise) and to which the Company may assign this Agreement. The Employee may not assign this Agreement or any part hereof without the prior written consent of the Company, which consent may be withheld by the Company for any reason it deems appropriate.
         12. Entire Agreement. This Agreement, together with any agreements and similar documents entered into between the Company and the Employee under any stock option, stock compensation or similar employee benefit plans maintained by the Company, contains the entire agreement of the parties with respect to the employment of the Employee by the Company and supersedes and replaces all other understandings and agreements, whether oral or in writing, if any, previously entered into by the parties with respect to such employment.
         13. Amendment; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver is agreed to in writing and signed by the Employee and by a duly authorized officer of the Company. No waiver by either party of any breach by the other party of any provision of this Agreement shall be deemed a waiver of any other breach.
         14. Notices. All notices or other communications given pursuant to this Agreement shall be in writing and either delivered personally or by prepaid registered or certified mail, return receipt requested. Notices and other communications mailed to the Employee shall be addressed to his last address as shown on the personnel records of the Company, and notices and other communications to the Company shall be addressed to Vanguard Cellular Systems, Inc., 2002 Pisgah
Church Road, Suite 300, Greensboro, North Carolina 27408, Attn:
Chairman. Either party may change the address to which notices are to be mailed pursuant to this paragraph 13, by written notice given in accordance herewith. Any notice pursuant to this paragraph 13 shall be effective for all purposes on the date delivered or mailed as herein provided.
         15. Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby.
         16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the State of North Carolina.
         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                 VANGUARD CELLULAR SYSTEMS, INC.


                                 By:



                                                               (SEAL)
                                 Stephen R. Leeolou